STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/18/1997
971436071 - 2835321

CERTIFICATE OF INCORPORATION
OF
GAMA COMPUTER CORPORATION

The undersigned natural, adult person, acting as incorporator of a corporation (hereinafter usually referred to as the "Corporation") pursuant to the provisions of the Delaware Corporation Law, hereby adopts the following Certificate of Incorporation for said Corporation:

ARTICLE I
Name

The name of the Corporation shall be Gama Computer Corporation

ARTICLE II
Duration

The period of duration of the Corporation shall be perpetual.

ARTICLE III
Purpose

The purpose for which the Corporation is organized is to transact any or all lawful business for which corporations may be incorporated pursuant to the Delaware Corporation Law.

ARTICLE IV
Capital Stock

The authorized capital stock of the Corporation shall consist of 30,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.0001 par value.

ARTICLE V
Preferences, Limitations, and Relative Rights of Capital Stock

No share of the common stock shall have any preference over or limitation in respect to any other share of such common stock. All shares of common stock shall have equal rights and privileges, including the following:

1. All shares of common stock shall share equally in dividends. Subject to the applicable provisions of the laws of this State, the Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends in cash, property, or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in this Certificate of Incorporation. When any dividend is paid or any other distribution is made, in whole or in part, from

sources other than unreserved and unrestricted earned surplus, such dividend or distribution shall be identified as such, and the source and amount per share paid from each source shall be disclosed to the stockholder receiving the same concurrently with the distribution thereof and to all other stockholders not later than six months after the end of the Corporation's fiscal year during which such distribution was made.

2. All shares of common stock shall share equally in distributions in partial liquidation. Subject to the applicable provisions of the laws of this State, the Board of Directors of the Corporation may distribute, from time to time, to its stockholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets in cash or property, except when the Corporation is insolvent or when such distribution would render the Corporation insolvent. Each such distribution, when made, shall be identified as a distribution in partial liquidation, out of stated capital or capital surplus, and the source and amount per share paid from each source shall be disclosed to all stockholders of the Corporation concurrently with the distribution thereof. Any such distribution may be made by the Board of Directors from stated capital without the affirmative vote of any stockholders of the Corporation.

3. Each outstanding share of common stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy.

(b) The designations, powers, rights, preferences, qualifications, restrictions and limitations of the preferred stock shall be established from time to time by the Corporation's Board of Directors, in accordance with the Delaware Corporation Law.

(c) 1. Cumulative voting shall not be allowed in elections of directors or for any purpose.

2. No holders of shares of capital stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors of the Corporation, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation, or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as said board in its discretion may determine.

3. The Board of Directors may restrict the transfer of any of the Corporation's stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of this State. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

4. The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.

ARTICLE VI
Registered Agent

The name and address of the Corporation's initial registered agent shall be:

The Company Corporation
1313 North Market Street
New Castle County
Wilmington, Delaware 19801-1151

The Board of Directors, however, from time to time may establish such other offices, branches, subsidiaries, or divisions which it may consider to be advisable.

ARTICLE VII
Directors

The affairs of the Corporation shall be governed by a board of not less than one (1) director, who shall be elected in accordance with the Bylaws of the Corporation. Subject to such limitation, the number of directors shall be fixed by or in the manner provided in the Bylaws of the Corporation, as may be amended from time to time. The organization and conduct of the board shall be in accordance with the following:

1. The name and address of the initial Director, who shall hold office until the first annual meeting of the stockholders of the Corporation or until his successor shall have been elected and qualified, is:

Name	Address
Andrew Hromyk	1177 West Hastings Street #1910 Vancouver, B.C., Canada V6E-2K3

2. The directors of the Corporation need not be residents of Delaware and shall not be required to hold shares of the Corporation's capital stock.

3. Meetings of the Board of Directors, regular or special, may be held within or without Delaware upon such notice as may be prescribed by the Bylaws of the Corporation. Attendance of a director at a meeting shall constitute a waiver by him of notice of such meeting

unless he attends only for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

4. A majority of the number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business.

5. By resolution adopted by a majority of the Directors at any time constituting the Board of Directors, the Board of Directors may designate two or more directors to constitute an Executive Committee or one or more other committees each of which shall have and may exercise, to the extent permitted by law or in such resolution, all the authority of the Board of Directors in the management of the Corporation; but the designation of any such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or him by law.

6. Any vacancy in the Board of Directors, however caused or created, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until his successor is duly elected and qualified.

ARTICLE VIII
Officers

The officers of the Corporation shall be prescribed by the Bylaws of this Corporation.

ARTICLE IX
Meetings of Stockholders

Meetings of the stockholders of the Corporation shall be held at such place within or without Delaware and at such times as may be prescribed in the Bylaws of the Corporation. Special meetings of the stockholders of the Corporation may be called by the President of the Corporation, the Board of Directors, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. At any meeting of the stockholders, except to the extent otherwise provided by law, a quorum shall consist of a majority of the shares entitled to vote at the meeting; and, if a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote thereat shall be the act of the stockholders unless the vote of a greater number is required by law.

ARTICLE X
Voting

When, with respect to any action to be taken by stockholders of this Corporation, the laws of Delaware requires the affirmative vote of the holders of more than a majority of the outstanding shares entitled to vote thereon, or

of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action.

ARTICLE XI
Bylaws

The initial Bylaws of the Corporation shall be adopted by its Board of Directors. Subject to repeal or change by action of the stockholders, the power to alter, amend, or repeal the Bylaws or to adopt new Bylaws shall be vested in the Board of Directors.

ARTICLE XII
Transactions with Directors and Other Interested Parties

No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation, individually, or any firm with which such director is affiliated may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of the Corporation, or a majority thereof, at or before the entering into such contract or transaction; and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

ARTICLE XIII
Limitation of Director Liability and Indemnification

No director of the Corporation shall have liability to the Corporation or to its stockholders or to other security holders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provisions shall not eliminate or limit the liability of a director to the Corporation or to its shareholders or other security holders for monetary damages for: (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders or other security holders; (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of the law by such director; (iii) acts by such director as specified by the Delaware Corporation Law; or (iv) any transaction from which such director derived an improper personal benefit.

No officer or director shall be personally liable for any injury to person or property arising out of a tort committed by an employee of the Corporation unless such officer or director was personally involved in the situation giving rise to the injury or unless such officer or director committed a criminal offense. The protection afforded in the preceding sentence shall not restrict other common law protections and rights that an officer or director may have.

The word "director" shall include at least the following, unless limited by Delaware law: an individual who is or was a director of the Corporation and an individual who, while a director of a Corporation is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. To the extent allowed by Delaware law, the word "director" shall also include the heirs and personal representatives of all directors.

This Corporation shall be empowered to indemnify its officers and directors to the fullest extent provided by law, including but not limited to the provisions set forth in the Delaware Corporation Law, or any successor provision.

ARTICLE XIII
Incorporator

The name and address of the incorporator of the Corporation is as follows:

Name	Address
William T. Hart	1624 Washington Street Denver, CO 80203

IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed his signature on the 5th day of December, 1997.

William T. Hart

2892D:7-12

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/09/1998
981226869 - 2835321

CERTIFICATE OF MERGER

(1) CONSTITUENT CORPORATIONS: Gama Computer Corporation
(A Delaware Corporation)

Gama, Inc.
(A Colorado Corporation)

(2) An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 252(c) of the Delaware Corporation Law.

(3) SURVIVING CORPORATION: Gama Computer Corporation
(A Delaware Corporation)

(4) The Certification of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation.

(5) The executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation. The address of the Surviving Corporation is:

Gama Computer Corporation
1177 W. Hastings Street
Suite 1910
Vancouver, British Columbia
Canada V6E 2K3

(6) A copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

(7) AUTHORIZED CAPITAL STOCK OF EACH CONSTITUENT CORPORATION TO THE MERGER WHICH IS NOT A DELAWARE CORPORATION: Gama, Inc. (a Colorado corporation), prior to the merger, had an authorized capital of 25,000,000 shares of Common Stock, $0.0001 par value, and 5,000,000 shares of Preferred Stock, $0.0001 par value.

DATED: January 9, 1998

GAMA COMPUTER CORPORATION
(A Delaware Corporation)

By ______________________
Martin Apps, President and Secretary

GAMA, INC.
(A Colorado Corporation)

By ______________________
Martin Apps, President and Secretary

2899D/42

CERTIFICATE OF MERGER

(1) CONSTITUENT CORPORATIONS: Gama Computer Corporation (A Delaware Corporation)

Gama, Inc. (A Colorado Corporation)

(2) An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 252(c) of the Delaware Corporation Law.

(3) SURVIVING CORPORATION: Gama Computer Corporation (A Delaware Corporation)

(4) The Certification of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation.

(5) The executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation. The address of the Surviving Corporation is:

Gama Computer Corporation
1177 W. Hastings Street
Suite 1910
Vancouver, British Columbia
Canada V6E 2K3

(6) A copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

(7) AUTHORIZED CAPITAL STOCK OF EACH CONSTITUENT CORPORATION TO THE MERGER WHICH IS NOT A DELAWARE CORPORATION: Gama, Inc. (a Colorado corporation), prior to the merger, had an authorized capital of 25,000,000 shares of Common Stock, $0.0001 par value, and 5,000,000 shares of Preferred Stock, $0.0001 par value.

DATED: January 9, 1998

GAMA COMPUTER CORPORATION
(A Delaware Corporation)

By ______________________
Martin Apps, President and Secretary

GAMA, INC.
(A Colorado Corporation)

By ______________________
Martin Apps, President and Secretary

2899D/42

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/10/1999
991094111 - 2835321

GAMA COMPUTER CORPORATION

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Pursuant to the provisions of the Delaware Corporation Law, Gama Computer Corporation adopts the following Amendment to its Certificate of Incorporation

The following amendment was adopted on March 1, 1999, pursuant to Section 242 of the Delaware Corporation Law. Such amendment was adopted by the consent of shareholders owning a majority of the Corporation's issued and outstanding shares of common stock. Notice of this amendment has been sent to all shareholders of record pursuant to Section 228 of the Delaware Corporation Law.

Amendment

Article IV was amended with the addition of the following paragraph:

Effective March 1, 1999 each issued and outstanding share of this Corporation's common stock will be automatically converted into 0.01 share of common stock. No fractional shares will be issued as a result of this reverse stock split and each holder of a fractional share, upon written application to this Corporation, shall be paid $0.10 for each share held by such person prior to the adoption of this amendment.

Pedro Villagran Garcia
President and a Director

gama/incorporation

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/02/2001
010161588 - 2835321

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

GAMA COMPUTER CORPORATION, a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is Gama Computer Corporation.

2. Its registered office in the State of Delaware is located at 2711 Centerville Road, City of Wilmington Zip Code 19808 County of New Castle the name and address of its registered agent is The Company Corporation, 2711 Centerville Road, Wilmington, DE 19808.

3. The date of filing of the original Certificate of Incorporation in Delaware was December 18, 1997.

4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February A.D. 2001.

5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2001, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Pedro Villagran-Garcia the last and acting authorized officer hereunto set his/her hand to this certificate this 27th day of March A.D. 2001.

By: ____________________
Authorized Officer

Name: Pedro Villagran-Garcia
Print or Type

Title: President
Print or Type

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 09/27/2001
010480883 - 2835321

CERTIFICATE OF DESIGNATION

Andrew Hromyk certifies that he is the President and Secretary of Gama Computer Corporation, a Delaware corporation (hereinafter referred to as the "Company") and that, pursuant to the Company's Certificate of Incorporation, as amended, and Section 151 of the General Business Corporation Law, the Board of Directors of the Company adopted the following resolutions on September 27, 2001 ; and that none of the shares of Series A Convertible Preferred Stock referred to in this Certificate of Designation have been issued.

Creation of Series A Convertible Preferred Stock

1. There is hereby created a series of preferred stock consisting of 2,500 shares and designated as the Series A Convertible Preferred Stock ("Preferred Stock"), having the voting powers, preferences, relative, participating, limitations, qualifications, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below.

Repurchase Provisions

2 The Company shall have the absolute right to repurchase all of the Preferred Stock then outstanding at any time by delivering notice in writing thereof to the holder of the Preferred Stock and concurrently delivering to the holder a certified check or bank draft in following amounts, as applicable:

(a) prior to the date which is eighteen (18) months following the day on which the Company receives payment in full for Preferred Stock from and issues Preferred Stock to a particular holder of Preferred Stock (the "Issuance Date"), 120% of the purchase price of the Preferred Stock; or

(b) on or after the date which is eighteen (18) months following the Issuance Date, 130% of the purchase price of the Preferred Stock

Conversion Provisions

3. The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

Conversion

(a) Right to Convert. Subject to paragraph (k) hereof, from and after the forty-fifth (45th) calendar day following the Issuance Date, all Preferred Stock held by that holder shall be convertible at the option of the holder into such number of shares of common stock of the Company ("Common Stock") as is calculated by the Conversion Rate (as hereinafter defined). The Conversion Rate, subject to the exception defined in paragraph 3(b) hereof, shall be that number of shares of Common Stock equal to $1,000 divided by the lesser of: (i) seventy five per cent (75%) of the average Market Price (as hereinafter defined) of the shares of Common Stock for the five trading days immediately prior to the Conversion Date (as hereinafter defined); or (ii) $5.00

(b) Market Price. Market Price for a particular date shall be the closing bid price of the shares of Common Stock on such date, as reported by the National Association of Securities Dealers Automated Quotation System ('NASDAQ"), or the closing bid price in the over-the-counter market if other than NASDAQ.

(c) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock, and in lieu thereof the number of shares of Common Stock to be issued for each share of Preferred Stock converted shall be rounded down to the nearest whole number of shares of Common Stock. Such number of whole shares of Common Stock to be issued upon the conversion of one share of Preferred Stock shall be multiplied by the number of shares of Preferred Stock submitted for conversion pursuant to the Notice of Conversion (defined below) to determine the total number of shares of Common Stock to be issued in connection with any one particular conversions.

(d) Method of Conversion. In order to convert Preferred Stock into shares of Common Stock, a holder of Preferred Stock shall

(A) complete, execute and deliver to the Company and the Company's Transfer Agent, Corporate Stock Transfer (the "Transfer Agent") the conversion certificate attached hereto as Exhibit A (the "Notice of Conversion"), and

(B) surrender the certificate or certificates representing the Preferred Stock being converted (the "Converted Certificate") to the Transfer Agent.

The Notice of Conversion shall be effective and in full force and effect for a particular date if delivered to the Company and the Transfer Agent on that particular date prior to 5:00 pm, pacific time, by facsimile transmission or otherwise, provided that particular date is a business day, and provided that the original Notice of Conversion and the Converted Certificate are delivered to and received by the Transfer Agent within three (3) business days thereafter at 3200 Cherry Creek Drive South, Suite 430 Denver, CO 80209 Telephone 303-282-4800 and that particular date shall be referred to herein as the "Conversion Date". The person or persons entitled to receive the shares of Common Stock to be issued upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Date. If the original Notice of Conversion and the Converted Certificate are not delivered to and received by the Transfer Agent within three (3) business days following the Conversion Date, the Notice of Conversion shall become null and void as if it were never given and the Company shall, within two (2) business days thereafter, instruct the Transfer Agent to return to the holder by overnight courier any Converted Certificate that may have been submitted in connection with any such conversion. In the event that any Converted Certificate submitted represents a number of shares of Preferred Stock that is greater than the number of such shares that is being converted pursuant to the Notice of Conversion delivered in connection therewith, the Transfer Agent shall advise the Company to deliver a certificate representing the remaining number of shares of Preferred Stock not converted.

(e) Absolute Obligation to Issue Common Stock. Upon receipt of a Notice of Conversion, the Company shall absolutely and unconditionally be obligated to cause a certificate or certificates representing the number of shares of Common Stock to which a converting holder of Preferred Stock shall be entitled as provided herein, which shares shall constitute fully paid and non-assessable shares of Common Stock and shall be issued to, delivered by overnight courier to, and received by such holder by the sixth (6th) business day following the Conversion Date. Such delivery shall be made at such address as such holder may designate therefor in its Notice of Conversion or in its written instructions submitted together therewith.

(f) Minimum Conversion. No less than 10 shares of Preferred Stock may be converted at any one time by a particular holder, unless the holder then holds less than 10 shares and converts all such shares held by it at that time.

Adjustments to Conversion Rate

(g) Reclassification, Exchange and Substitution. If the Common Stock to be issued on conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, reverse stock split or forward stock split or stock dividend or otherwise (other than a subdivision or combination of shares provided for above), the holders of the Preferred Stock shall, upon its conversion be entitled to receive, in lieu of the Common Stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Preferred Stock immediately before that changes.

(h) Reorganizations, Mergers, Consolidations or Sale of Assets. If at any time there shall be a capital reorganization of the Company's common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 3) or merger of the Company into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the holders of the Preferred Stock receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger, to which holders of the Common Stock deliverable upon conversion of the Preferred Stock would have been entitled on such capital reorganization, merger or sale if the Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this paragraph (including adjustment of the Conversion Rate then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

(i) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of

all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

(j) Certificate as to Adjustments Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any shares of Preferred Stock pursuant to paragraphs 3(i) or (j) hereof, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock effected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Conversion Rate at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock

(k) Limitation on Conversion Notwithstanding anything to the contrary set forth herein the Preferred Stock held by a particular Purchaser shall not convert if, upon giving effect to such conversion, the aggregate number of shares of Common Stock beneficially owned by that Purchaser and its affiliates exceed 4.9% of the outstanding shares of the Common Stock following such conversion.

Liquidation Provisions

4. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Preferred Stock shall be entitled to receive an amount equal to $1,000.00 per share, plus any accrued and unpaid dividends. After the full preferential liquidation amount has been paid to, or determined and set apart for the Preferred Stock and all other series of preferred stock hereafter authorized and issued, if any, the remaining assets of the Company available for distribution to shareholders shall be distributed ratably to the holders of the Common Stock. In the event the assets of the Company available for distribution to its shareholders are insufficient to pay the full preferential liquidation amount per share required to be paid to the holders of Company's Preferred Stock, the entire amount of assets of the Company available for distribution to shareholders shall be paid up to their respective full liquidation amounts first to the holders of Preferred Stock, then to any other series of preferred stock hereafter authorized and issued, all of which amounts shall be distributed ratably among holders of each such series of preferred stock, and the Common Stock shall receive nothing. A reorganization or any other consolidation or merger of the Company with or into any other corporation, or any other sale of all or substantially all of the assets of the Company, shall not be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 4, and the Preferred Stock shall be entitled only to: (i) the rights provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction; (ii) the rights contained in the Delaware General Business Corporation Law; and (iii) the rights contained in other Sections hereof.

Dividend Provisions

5. The holders of shares of Preferred Stock shall not be entitled to receive any dividends.

Reservation of Stock to be issued upon Conversion

6. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient, based on the Conversion Rate then in effect, to effect the conversion of all then outstanding shares of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, then, in addition to all rights, claims and damages to which the holders of the Preferred Stock shall be entitled to receive at law or in equity as a result of such failure by the Company to fulfill its obligations to the holders hereunder, the Company will take any and all corporate or other action as may, in the opinion of its counsel, be helpful, appropriate or necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

Notices

7. In the event of the establishment by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, the Company shall mail to each holder of Preferred Stock at least twenty (20) days prior to the date specified therein a notice specifying the date on which any such record is to be taken for the purpose of such distribution and the amount and character of such distribution.

8. Any notices required by the provisions hereof to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid and return receipt requested, and addressed to each holder of record at its address appearing on the books of the Company or to such other address of such holder or its representative as such holder may direct.

Voting Provisions

9. Except as otherwise required by law, each share of Preferred Stock shall have the same voting rights as each share of Common Stock.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series A Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary this 27th day of September, 2001 who, by signing their names hereto, acknowledge that this Certificate of Designation is the act of the Company and state to the best of their knowledge, information and belief, under the penalties of perjury, that the above matters and facts are true in all material respects.

GAMA COMPUTER CORPORATION

Andrew Hromyk, President

Andrew Hromyk, Secretary

EXHIBIT A

CONVERSION CERTIFICATE
GAMA COMPUTER CORPORATION
Series A Convertible Preferred Stock

The undersigned holder (the "Holder") is surrendering to **Gama Computer Corporation,** a Delaware corporation (the "Company"), one or more certificates representing shares of Series A Convertible Preferred Stock of the Company (the "Preferred Stock") in connection with the conversion of all or a portion of the Preferred Stock into shares of Common Stock, $0.0001 par value per share, of the Company (the "Common Stock") as set forth below.

1. The Holder understands that the Preferred Stock was issued by the Company pursuant to the exemption for registration under the United States Securities Act of 1933, as amended (the "Securities Act"), provided by Regulation D promulgated thereunder.

2. The Holder represents and warrants that all offers and sales of the Common Stock issued to the Holder upon such conversion of the Preferred Stock shall be made (a) pursuant to an effective registration statement under the Securities Act, (in which case the Holder represents that a prospectus has been delivered) (b) in compliance with Rule 144, or (c) pursuant to some other exemption from registration

Number of Shares of Preferred Stock being Converted: ____________

Applicable Conversion Rate: ________________________________

Number of Shares of Common Stock To be issued: ____________

Conversion Date: ____________________________________

Delivery instructions for certificates of Common Stock and for new certificates representing any remaining shares of Preferred Stock:

____

____

____

____

____
Name of Holder - Printed

____
Signature of Holder

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 11/06/2001
010560287 - 2835321

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

GAMA COMPUTER CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of Gama Computer Corporation, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

> RESOLVED, that the name of Gama Computer Corporation be changed to THE BLUEBOOK INTERNATIONAL HOLDING COMPANY; and
>
> RESOLVED, that the Articles of Incorporation filed with the Delaware Secretary of State on December 18, 1997, as amended, are hereby amended as follows:
>
> Article IV of the Articles of Incorporation is hereby deleted and replaced with the following:
>
> > The authorized capital stock of the Corporation shall consist of 50,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.0001 par value.
> >
> > **Effective on November 7, 2001, each issued and outstanding share of this Corporation's common stock will be automatically converted into three (3) shares of common stock.**

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on November 7, 2001 with the Secretary of State of Delaware.

IN WITNESS WHEREOF, said Gama Computer Corporation has caused this certificate to be signed by Mark A. Josipovich, its President, this 6th day of November, 2001.

GAMA COMPUTER CORPORATION

By: ______________________
Mark A. Josipovich, President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 06:30 PM 11/14/2001
010577991 - 2835321

CERTIFICATE OF DESIGNATION
(Series B Convertible Preferred Stock)

Mark Josipovich certifies that he is the President and Secretary of The Bluebook International Holding Company, a Delaware corporation (hereinafter referred to as the "Company") and that, pursuant to the Company's Certificate of Incorporation, as amended, and Section 151 of the General Business Corporation Law, the Board of Directors of the Company adopted the following resolutions on November 9, 2001; and that none of the shares of Series B Convertible Preferred Stock referred to in this Certificate of Designation have been issued.

Creation of Series B Convertible Preferred Stock

1. There is hereby created a series of preferred stock consisting of 2,050 shares and designated as the Series B Convertible Preferred Stock ("Preferred Stock"), having the voting powers, preferences, relative, participating, limitations, qualifications, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below.

Repurchase Provisions

2. The Company shall have the absolute right to repurchase all of the Preferred Stock then outstanding at any time by delivering notice in writing thereof to the holder of the Preferred Stock and concurrently delivering to the holder a certified check or bank draft in following amounts, as applicable:

(a) prior to April 1, 2002, 120% of the purchase price of the Preferred Stock; or

(b) on or after April 1, 2002, 130% of the purchase price of the Preferred Stock.

Conversion Provisions

3. The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

Conversion

(a) Right to Convert. Subject to paragraph (k) hereof, from and after November 14, 2001, all Preferred Stock held by that holder shall be convertible at the option of the holder into such number of shares of common stock of the Company ("Common Stock") as is calculated by the Conversion Rate (as hereinafter defined). The Conversion Rate, subject to the exception defined in paragraph 3(b) hereof, shall be that number of shares of Common Stock equal to $1,000 divided by the lesser of: (i) seventy five per cent (75%) of the average Market Price (as hereinafter defined) of the shares of Common Stock for the five trading days immediately prior to the Conversion Date (as hereinafter defined); or (ii) $5.00 (the "Maximum Conversion Rate"). In the event that the Company causes a forward or reverse stock split at any time after October 1, 2001, the Maximum Conversion Rate shall be adjusted on the date such stock

split becomes effective by dividing the Maximum Conversion Rate by the ratio of the increase or decrease in the number of issued and outstanding shares of Common Stock made by the Company as a result of the forward or reverse stock split, as the case may be. For example, if the Company causes a forward 2/1 stock split such that each one (1) share of Common Stock is converted into two (2) shares of Common Stock, then the Maximum Conversion Rate would be divided by 2 and adjusted to $2.50. On the other hand, if the Company causes a reverse 1/2 stock split such that each two (2) shares of Common Stock is converted into one (1) share of Common Stock, then the Maximum Conversion Rate would be divided by 0.50 and adjusted to $10.00. The then existing Maximum Conversion Rate would be thereafter adjusted in the same manner in the event of any subsequent stock split.

(b) Market Price. Market Price for a particular date shall be the closing bid price of the shares of Common Stock on such date, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or the closing bid price in the over-the-counter market if other than NASDAQ.

(c) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock, and in lieu thereof the number of shares of Common Stock to be issued for each share of Preferred Stock converted shall be rounded down to the nearest whole number of shares of Common Stock. Such number of whole shares of Common Stock to be issued upon the conversion of one share of Preferred Stock shall be multiplied by the number of shares of Preferred Stock submitted for conversion pursuant to the Notice of Conversion (defined below) to determine the total number of shares of Common Stock to be issued in connection with any one particular conversions.

(d) Method of Conversion. In order to convert Preferred Stock into shares of Common Stock, a holder of Preferred Stock shall

(A) complete, execute and deliver to the Company and the Company's Transfer Agent, GLOBAL SECURITIES TRANSFER, INC. (the "Transfer Agent") the conversion certificate attached hereto as Exhibit A (the "Notice of Conversion"), and

(B) surrender the certificate or certificates representing the Preferred Stock being converted (the "Converted Certificate") to the Transfer Agent.

The Notice of Conversion shall be effective and in full force and effect for a particular date if delivered to the Company and the Transfer Agent on that particular date prior to 5:00 pm, pacific time, by facsimile transmission or otherwise, provided that particular date is a business day, and provided that the original Notice of Conversion and the Converted Certificate are delivered to and received by the Transfer Agent within three (3) business days thereafter at the Cherry Creek Office, 191 University Boulevard, Suite 401, Denver, Colorado 80206, Telephone 303-355-4646, and that particular date shall be referred to herein as the "Conversion Date". The person or persons entitled to receive the shares of Common Stock to be issued upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock

as of the Conversion Date. If the original Notice of Conversion and the Converted Certificate are not delivered to and received by the Transfer Agent within three (3) business days following the Conversion Date, the Notice of Conversion shall become null and void as if it were never given and the Company shall, within two (2) business days thereafter, instruct the Transfer Agent to return to the holder by overnight courier any Converted Certificate that may have been submitted in connection with any such conversion. In the event that any Converted Certificate submitted represents a number of shares of Preferred Stock that is greater than the number of such shares that is being converted pursuant to the Notice of Conversion delivered in connection therewith, the Transfer Agent shall advise the Company to deliver a certificate representing the remaining number of shares of Preferred Stock not converted.

(e) Absolute Obligation to Issue Common Stock. Upon receipt of a Notice of Conversion, the Company shall absolutely and unconditionally be obligated to cause a certificate or certificates representing the number of shares of Common Stock to which a converting holder of Preferred Stock shall be entitled as provided herein, which shares shall constitute fully paid and non-assessable shares of Common Stock and shall be issued to, delivered by overnight courier to, and received by such holder by the sixth (6th) business day following the Conversion Date. Such delivery shall be made at such address as such holder may designate therefor in its Notice of Conversion or in its written instructions submitted together therewith.

(f) Minimum Conversion. No less than 10 shares of Preferred Stock may be converted at any one time by a particular holder, unless the holder then holds less than 10 shares and converts all such shares held by it at that time.

Adjustments to Conversion Rate

(g) Reclassification, Exchange and Substitution. If the Common Stock to be issued on conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, reverse stock split or forward stock split or stock dividend or otherwise (other than a subdivision or combination of shares provided for above), the holders of the Preferred Stock shall, upon its conversion be entitled to receive, in lieu of the Common Stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Preferred Stock immediately before that changes.

(h) Reorganizations, Mergers, Consolidations or Sale of Assets. If at any time there shall be a capital reorganization of the Company's common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 3) or merger of the Company into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the holders of the Preferred Stock receive the number of shares of stock or other securities or property of the Company, or of the successor

corporation resulting from such merger, to which holders of the Common Stock deliverable upon conversion of the Preferred Stock would have been entitled on such capital reorganization, merger or sale if the Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this paragraph (including adjustment of the Conversion Rate then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

(i) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

(j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any shares of Preferred Stock pursuant to paragraphs 3(i) or (j) hereof, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock effected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Conversion Rate at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock

(k) Limitation on Conversion. Notwithstanding anything to the contrary set forth herein the Preferred Stock held by a particular Purchaser shall not convert if, upon giving effect to such conversion, the aggregate number of shares of Common Stock beneficially owned by that Purchaser and its affiliates exceed 4.9% of the outstanding shares of the Common Stock following such conversion.

Liquidation Provisions

4. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Preferred Stock shall be entitled to receive an amount equal to $1,000.00 per share, plus any accrued and unpaid dividends. After the full preferential liquidation amount has been paid to, or determined and set apart for the Preferred Stock and all other series of preferred stock hereafter authorized and issued, if any, the remaining assets of the Company available for distribution to shareholders shall be distributed ratably to the holders of the Common Stock. In the event the assets of the Company available for distribution to its shareholders are insufficient to pay the full preferential liquidation amount per share required to be paid to the holders of Company's Preferred Stock, the entire amount of assets of the Company available for distribution to shareholders shall be paid up to their respective full liquidation amounts first to the

holders of Preferred Stock, then to any other series of preferred stock hereafter authorized and issued, all of which amounts shall be distributed ratably among holders of each such series of preferred stock, and the Common Stock shall receive nothing. A reorganization or any other consolidation or merger of the Company with or into any other corporation, or any other sale of all or substantially all of the assets of the Company, shall not be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 4, and the Preferred Stock shall be entitled only to: (i) the rights provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction; (ii) the rights contained in the Delaware General Business Corporation Law; and (iii) the rights contained in other Sections hereof.

Dividend Provisions

5. The holders of shares of Preferred Stock shall not be entitled to receive any dividends.

Reservation of Stock to be issued upon Conversion

6. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient, based on the Conversion Rate then in effect, to effect the conversion of all then outstanding shares of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, then, in addition to all rights, claims and damages to which the holders of the Preferred Stock shall be entitled to receive at law or in equity as a result of such failure by the Company to fulfill its obligations to the holders hereunder, the Company will take any and all corporate or other action as may, in the opinion of its counsel, be helpful, appropriate or necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

Notices

7. In the event of the establishment by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, the Company shall mail to each holder of Preferred Stock at least twenty (20) days prior to the date specified therein a notice specifying the date on which any such record is to be taken for the purpose of such distribution and the amount and character of such distribution.

8. Any notices required by the provisions hereof to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid and return receipt requested, and addressed to each holder of record at its address appearing on the books of the Company or to such other address of such holder or its representative as such holder may direct.

Voting Provisions

9. Except as otherwise expressly provided or required by law, the Preferred Stock shall have no voting rights.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series B Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary this 14th day of November, 2001, who, by signing their names hereto, acknowledge that this Certificate of Designation is the act of the Company and state to the best of their knowledge, information and belief, under the penalties of perjury, that the above matters and facts are true in all material respects.

THE BLUEBOOK INTERNATIONAL HOLDING COMPANY

Mark Josipovich, President

Mark Josipovich, Secretary

EXHIBIT A

CONVERSION CERTIFICATE
THE BLUEBOOK INTERNATIONAL HOLDING COMPANY
Series B Convertible Preferred Stock

The undersigned holder (the "Holder") is surrendering to **The Bluebook International Holding Company**, a Delaware corporation (the "Company"), one or more certificates representing shares of Series B Convertible Preferred Stock of the Company (the "Preferred Stock") in connection with the conversion of all or a portion of the Preferred Stock into shares of Common Stock, $0.0001 par value per share, of the Company (the "Common Stock") as set forth below.

1. The Holder understands that the Preferred Stock was issued by the Company pursuant to the exemption for registration under the United States Securities Act of 1933, as amended (the "Securities Act"), provided by Regulation D promulgated thereunder.

2. The Holder represents and warrants that all offers and sales of the Common Stock issued to the Holder upon such conversion of the Preferred Stock shall be made (a) pursuant to an effective registration statement under the Securities Act, (in which case the Holder represents that a prospectus has been delivered) (b) in compliance with Rule 144, or (c) pursuant to some other exemption from registration.

Number of Shares of Preferred Stock being Converted: __________

Applicable Conversion Rate: ______________________________

Number of Shares of Common Stock To be issued: ____________

Conversion Date: ____

Delivery instructions for certificates of Common Stock and for new certificates representing any remaining shares of Preferred Stock:

____

____

____

____

____
Name of Holder - Printed

____
Signature of Holder

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/19/2002
020523984 - 2835321

CERTIFICATE OF DESIGNATION
of
THE BLUEBOOK INTERNATIONAL HOLDING COMPANY
(Series C Convertible Preferred Stock)

Mark Josipovich certifies that he is the President and Secretary of The Bluebook International Holding Company, a Delaware corporation (hereinafter referred to as the "Company"), and that, pursuant to the Company's Certificate of Incorporation, as amended, and Section 151 of the General Business Corporation Law, the Board of Directors of the Company adopted the following resolutions effective as of August 19, 2002; and that none of the shares of Series C Convertible Preferred Stock referred to in this Certificate of Designation have been issued.

Creation of Series C Convertible Preferred Stock

1. There is hereby created a series of preferred stock consisting of 4,997,950 shares and designated as the Series C Convertible Preferred Stock (the "Preferred Stock"), having the voting powers, preferences, relative, participating, limitations, qualifications, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below.

Repurchase Provisions

2. Beginning on the earlier of (a) the fourth anniversary of the date this Certificate is filed with the Delaware Secretary of State (the "Effective Date"), or (b) a "Liquidation" (as defined in Section 4 below); and continuing until the sixth anniversary of the Effective Date, the holder shall have the absolute right to require the Company to repurchase all or a portion of the Preferred Stock then outstanding at any time at a purchase price of $0.959241 per share (the "Repurchase Price"), by delivering notice in writing thereof to the Company setting forth the number of shares of Preferred Stock to be redeemed (the "Redeemable Stock"), together with the original share certificate(s) for such Redeemable Stock, duly endorsed to the Company, to be held in trust until the Repurchase Price is paid to the holder pursuant to this Section 2. Ninety (90) days following receipt of such notice (the "Redemption Date"), the Company shall redeem the Redeemable Stock at the Repurchase Price in the following amounts, and on the following dates: one-third (1/3) of the Redeemable Stock on the Redemption Date, one-third (1/3) of the Redeemable Stock one hundred eighty (180) days following the Redemption Date, and one-third (1/3) of the Redeemable Stock three hundred sixty-five (365) days following the Redemption Date. The effective date of the repurchase shall be the date that the Company delivers the Repurchase Price to the holder in the form of a certified check or bank draft

Conversion Provisions

3. The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

Conversion

(a) Right to Convert. Subject to paragraph (d) hereof, all Preferred Stock held by that holder shall be convertible at the option of the holder into such number of shares of common stock of the Company ("Common Stock") as

is calculated by the Conversion Rate (as hereinafter defined). The Conversion Rate, subject to adjustment as provided in paragraph (e) hereof, shall be one share of common stock for each share of Preferred Stock. (as adjusted for stock splits, stock combinations, other recapitalizations and the like).

(b) Method of Conversion. In order to convert Preferred Stock into shares of Common Stock, a holder of Preferred Stock shall

(A) complete, execute and deliver to the Company and the Company's then existing Transfer Agent, currently GLOBAL SECURITIES TRANSFER, INC. (the "Transfer Agent") the conversion certificate attached hereto as Schedule I (the "Notice of Conversion"), and

(B) surrender the original certificate or certificates representing the Preferred Stock being converted (the "Converted Certificate") to the Transfer Agent

The Notice of Conversion shall be effective and in full force and effect for a particular date if delivered to the Company and the Transfer Agent on that particular date prior to 5:00 p.m., pacific time, by facsimile transmission or otherwise, provided that particular date is a business day, and provided that the original Notice of Conversion and the Converted Certificate are delivered to and received by the Transfer Agent within three (3) business days thereafter, and that particular date shall be referred to herein as the "Conversion Date". The person or persons entitled to receive the shares of Common Stock to be issued upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Date. If the original Notice of Conversion and the Converted Certificate are not delivered to and received by the Transfer Agent within three (3) business days following the Conversion Date, the Notice of Conversion shall become null and void as if it were never given and the Company shall, within two (2) business days thereafter, instruct the Transfer Agent to return to the holder by overnight courier any Converted Certificate that may have been submitted in connection with any such conversion. In the event that any Converted Certificate submitted represents a number of shares of Preferred Stock that is greater than the number of such shares that is being converted pursuant to the Notice of Conversion delivered in connection therewith, the Transfer Agent shall advise the Company to deliver a certificate representing the remaining number of shares of Preferred Stock not converted.

(c) Absolute Obligation to Issue Common Stock. Upon receipt of a Notice of Conversion, the Company shall absolutely and unconditionally be obligated to cause a certificate or certificates representing the number of shares of Common Stock to which a converting holder of Preferred Stock shall be entitled as provided herein, which shares shall constitute fully paid and non-assessable shares of Common Stock and shall be issued to, delivered by overnight courier to, and received by such holder by the sixth (6th) business day following the Conversion Date. Such delivery shall be made at such address as such holder may designate therefor in its Notice of Conversion or in its written instructions submitted together therewith.

(d) Minimum Conversion. No less than 1,000 shares of Preferred Stock may be converted at any one time by a particular holder, unless the holder then holds less than 1,000 shares and converts all such shares held by it at that time

Adjustments to Conversion Rate

(e) Conversion Adjustment During First Twelve (12) Months. In the event that the Company issues additional Common Stock or other securities convertible into Common Stock, except for "Excluded Stock" (defined below), during the first twelve (12) months following the Effective Date, the Conversion Rate shall be adjusted so that the initial price per share paid for the Series C Preferred, on an as-converted basis, shall equal the actual or implied price paid per share of Common Stock subsequently issued, on an as-converted basis, at the time such additional stock is issued (the "Subsequent Sale Price"), by subtracting one (1) from the Conversion Rate, then adding a fraction, the numerator of which is 0.959241 and the denominator of which is the Subsequent Sale Price, stated as an equation as follows:

$$X = Y - 1 + \left(\frac{0.959241}{Z}\right)$$

where Y is the then applicable Conversion Rate and Z is the Subsequent Sale Price. Notwithstanding the foregoing, no adjustment shall be made that would cause the Conversion Rate to decrease. As used in this Section 3, "Excluded Stock" shall mean securities issued under an employee stock option plan of the Company approved by the Company's Board of Directors, or securities issued in connection with a bona fide acquisition approved by the Company's Board of Directors. An example of this calculation is set forth on Exhibit A attached hereto.

(f) Conversion Adjustment Following First Twelve (12) Months. If at any time after the expiration of twelve (12) months following the Effective Date, the Company issues additional Common Stock or other securities convertible into Common Stock, except for Excluded Stock, then at the time the Series C Preferred is converted, Conversion Rate for such Series C Preferred then being converted shall be adjusted so that the initial price per share paid for such Series C Preferred, on an as-converted basis, shall equal the average actual or implied price paid per share of Common Stock subsequently issued, on an as-converted basis, at the time such additional stock is issued (the "Average Subsequent Sale Price"), by subtracting from the Conversion Rate one (1), then adding a fraction, the numerator of which is 0.959241 and the denominator of which is the Average Subsequent Sale Price, stated as an equation as follows:

$$X = Y - 1 + \left(\frac{0.959241}{Z}\right)$$

where Y is the then applicable Conversion Rate (not including any previous adjustments made pursuant to this paragraph 3(f)) and Z is the

Average Subsequent Sale Price The Average Subsequent Sale Price shall be calculated by adding the total actual or implied sale price received by the Company for any securities received on or after the Effective Date (including the Series C Preferred) and dividing it by the total number of shares of Common Stock issued or to be issued, on an as-converted basis, as the result of securities issued on or after the Effective Date (including Series C Preferred). Notwithstanding the foregoing, no adjustment shall be made that would cause the Conversion Rate to decrease. An example of this calculation is set forth on Exhibit B attached hereto.

(g) Contingent Conversion Adjustment on Second Anniversary. If the Company realizes gross revenue from the sale of the Company's products and services, plus gross profit from the sale of any other products, of less than $18,801,620 for the twelve-month period ending January 31, 2005, then the Conversion Rate shall be increased by 12.35294%. As used herein, "gross profit" shall mean gross revenue less costs of goods and services sold, based upon Generally Accepted Accounting Principals.

(h) Conversion Adjustment Resulting from Series B. The initial Conversion Rate is based on the assumption that the 2,050 issued and outstanding shares of Series B Convertible Preferred Stock of the Company ("Series B Preferred") will convert into 1,227,540 shares of Common Stock. In the event that at the time the Series C Preferred is converted to Common Stock, the total number of Common Stock issued as a result of the conversion of Series B Preferred exceeds 1,227,540, then the Conversion Rate shall be adjusted to the then applicable Conversion Rate, plus a fraction stated as a decimal, the numerator of which is X (as defined below) and the denominator of which is 5,316,704. "X" is defined as follows:

$$0.163076 = \frac{5,837,949 + X}{35,798,900 + (Y - 1,227,450)}$$

where "Y" is the total number of Common Stock issued as a result of the conversion of Series B Preferred.

An example of this calculation is set forth on Exhibit C attached hereto.

(i) Reclassification, Exchange and Substitution. If the Common Stock to be issued on conversion of the Preferred Stock shall be changed into the same or a different number of shares of the same or any other class or classes of stock, whether by capital reorganization, reclassification, reverse stock split or forward stock split or stock dividend or otherwise (other than a subdivision or combination of shares provided for above), the holders of the Preferred Stock shall, upon its conversion be entitled to receive, in lieu of the Common Stock which the holders would have become entitled to receive but for such change, a number of shares of the same or such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Preferred Stock immediately before that change.

(j) Reorganizations, Mergers, Consolidations or Sale of Assets. If at any time there shall be a capital reorganization of the Company's common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 3) or merger of the Company into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the holders of the Preferred Stock receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger, to which holders of the Common Stock deliverable upon conversion of the Preferred Stock would have been entitled on such capital reorganization, merger or sale if the Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this paragraph (including adjustment of the number of shares issued upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

(k) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

(l) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any shares of Preferred Stock pursuant to paragraphs 3(e), (g), (i) or (j) hereof, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock effected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Conversion Rate at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

Liquidation Provisions

4. In the event of any of the following (each, a "Liquidation"): (a) liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (b) sale of all, or substantially all, of the assets of the Company to a party not controlled by or under common control with, the Company or holder, or (c) an acquisition or merger of the Company whereby more than fifty percent (50%) of the control of the Company is transferred to a party not controlled by or under common control with, the Company or holder; holders of Preferred Stock (prior to conversion) shall be entitled to receive, prior to any payments received by the holders of Series B Convertible Preferred Stock or any other equity stock, an amount equal to $0.959241 per share, plus any accrued and unpaid

dividends. After the full preferential liquidation amount has been paid to, or determined and set apart for the Preferred Stock and all other series of preferred stock heretofore or hereafter authorized and issued, if any, the remaining assets of the Company available for distribution to shareholders shall be distributed ratably to the holders of the Common Stock, Preferred Stock and any other preferred stock, on an as-converted basis. In the event the assets of the Company available for distribution to its shareholders are insufficient to pay the full preferential liquidation amount per share required to be paid to the holders of Company's preferred stock, the entire amount of assets of the Company available for distribution to shareholders shall be paid up to their respective full liquidation amounts first to the holders of Series C Convertible Preferred Stock, respectively, then to holders of Series B Convertible Preferred Stock, then to any other series of preferred stock hereafter authorized and issued, all of which amounts shall be distributed ratably among holders of each such series of preferred stock, and the Common Stock shall receive nothing. Except as set forth above, a reorganization or any other consolidation or merger of the Company with or into any other corporation, or any other sale of all or substantially all of the assets of the Company, shall not be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 4, and the Preferred Stock shall be entitled only to: (i) the rights provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction; (ii) the rights contained in the Delaware General Business Corporation Law; and (iii) the rights contained in other Sections hereof.

Dividend Provisions

5. The holders of shares of Preferred Stock shall be entitled to receive dividends as and when declared by the Company's Board of Directors in an amount equal to that which the holder would have received if the Preferred Stock had been converted to Common Stock pursuant to Section 3 above.

Reservation of Stock to be issued upon Conversion

6. The Company shall at all times reserve and keep available a sufficient number of Common Stock out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, then, in addition to all rights, claims and damages to which the holders of the Preferred Stock shall be entitled to receive at law or in equity as a result of such failure by the Company to fulfill its obligations to the holders hereunder, the Company will take any and all corporate or other action as may, in the opinion of its counsel, be helpful, appropriate or necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

Notices

7. In the event of the establishment by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, the Company shall mail to each holder of Preferred Stock at least twenty (20) days prior to the date specified therein a notice specifying the date on which any such record is to be taken for the purpose of such distribution and the amount and character of such distribution.

8. Any notices required by the provisions hereof to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage

prepaid and return receipt requested, and addressed to each holder of record at its address appearing on the books of the Company or to such other address of such holder or its representative as such holder may direct

Voting Provisions

9 Except as otherwise expressly provided or required by law, the Preferred Stock shall have the same voting rights as Common Stock, with each share of Preferred Stock having that number of votes equal to the number of shares of Common Stock such holder would receive if the Preferred Stock was converted to Common Stock pursuant to Section 3 hereof on the record date. The Company shall not take the following actions without the consent of at least fifty percent (50%) of the issued and outstanding shares of Preferred Stock, which consent may be obtained in any manner in accordance with the Delaware Corporation Laws and the Company's Articles of Incorporation and Bylaws:

(a) alter the rights or powers of the Preferred Stock in an adverse manner;

(b) increase the authorized number of shares of Preferred Stock in excess of 5,316,704;

(c) create any new class or series of stock or any other securities having a preference over or on parity with the Preferred Stock with respect to redemption, voting, dividend or liquidation; provided, however, this Section 9 shall not prohibit creating any class or series of stock with the same voting rights as Common Stock;

(d) declare or pay dividends; or

(e) incur indebtedness in an amount in excess of $2,000,000 during the period beginning on the Effective Date and ending on the second anniversary of the Effective Date.

Preemptive Rights

10. Each holder of Preferred Stock shall have the right to acquire any Common Stock or other securities convertible to Common Stock issued by the Company, except for "Non-Included Securities" (defined below) (collectively "Equity Securities"), as nearly as practicable in proportion to the percentage of ownership such holder has in the Common Stock of the Company, on an as-converted basis. The price to each holder shall be no less favorable than the price at which such shares, securities, options or rights are to be offered to other persons. The holders of Preferred Stock entitled to the preemptive right, the number of shares for which they have a preemptive right, and the manner in which such holder shall exercise such right shall be as set forth in this Section 10. As used herein, "Non-Included Securities" shall mean any of the following: (i) shares of Common Stock (or options therefore) issuable or issued to employees, consultants or directors pursuant to an employee stock option plan of the Company approved by the Company's Board of Directors, (ii) securities issued pursuant to a conversion or exercise of convertible or exercisable securities, provided any such issuance made after the Effective Date is approved by the Board of Directors without dissent, (iii) securities issued in connection with an acquisition of the Company, whether by merger, consolidation, sale of assets, sale of exchange of stock, or otherwise, and (iii) securities issued or issuable in

connection with lease lines, bank financing or similar transactions with a non-equity, cash raising purpose approved by the Company's Board of Directors

(a) Determining Holders of Preferred Stock. The holders of Preferred Stock entitled to the preemptive right (each, a "Holder") and the number of shares for which such Holder shall have a preemptive right, shall be determined on the record date fixed by the Board of Directors not less than ten (10) nor more than sixty (60) days prior to the date such shares, securities, options or rights are issued to other persons.

(b) Exercising Preemptive Right. The Company shall deliver written notice via certified U.S. Mail to the record Holders at the address maintained in the Company's record books (the "Preemption Notice") setting forth the material terms of an intended issuance of any Equity Securities. Each Holder shall have ten (10) days from the date of such Preemptive Notice to deliver written notice to the Company of its election to purchase its proportionate share of such Equity Securities. Such Holder shall enter into any agreements with respect to such Equity Securities and the purchase thereof as is entered into by such other purchasers. In such event, the Company shall issue such Holder's proportionate share of the Equity Securities to such Holder in exchange for the purchase price at the time of the issuance to the other purchasers. In the event that the material terms of the intended issuance change prior to issuance, the Company shall promptly give each Holder written notice thereof in the same manner as the delivery of the Preemption Notice, and each Holder shall reconfirm its prior election in writing within ten (10) days of such notice or such Holder shall be deemed to withdraw such Holder's election to purchase its proportionate share of such Equity Securities.

(c) Termination. All rights set forth in this Section 10 shall terminate upon the public offering by the Company of any Common Stock pursuant to a registration statement filed with the SEC in accordance with the Securities Act, provided the Company includes is such registration statement the Common Stock issued upon conversion of the Preferred Stock prior to the date such registration statement is filed with the SEC.

(d) Presumption of Compliance. In order to facilitate future reviews of the books and records of the Company, there shall be an irrefutable presumption that this Section 10 has been fully complied with by the Company: (a) absent a filing by any shareholder with the SEC (for instance, on a Schedule 13D) within 180 days following the end of any fiscal year of a document stating its belief that it was not issued the securities that it was entitled to during such fiscal year, with respect to all issuances during such year, and (b) absent the institution of litigation against the Company by any shareholder prior thereto, 180 days following

the last date on which there has been any Preferred Stock outstanding, with respect to all issuances

[signature begins on next page]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series C Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary this 19th day of August, 2002, who, by signing their names hereto, acknowledge that this Certificate of Designation is the act of the Company and state to the best of their knowledge, information and belief, under the penalties of perjury, that the above matters and facts are true in all material respects.

THE BLUEBOOK INTERNATIONAL HOLDING COMPANY,
a Delaware corporation

/s/ Mark A. Josipovich
Mark Josipovich, President

/s/ Mark A. Josipovich
Mark Josipovich, Secretary

SCHEDULE 1

CONVERSION CERTIFICATE
THE BLUEBOOK INTERNATIONAL HOLDING COMPANY
Series C Convertible Preferred Stock

The undersigned holder (the "Holder") is surrendering to **The Bluebook International Holding Company**, a Delaware corporation (the "Company"), one or more certificates representing shares of Series C Convertible Preferred Stock of the Company (the "Preferred Stock") in connection with the conversion of all or a portion of the Preferred Stock into shares of Common Stock, $0.0001 par value per share, of the Company (the "Common Stock") as set forth below.

1. The Holder understands that the Preferred Stock was issued by the Company pursuant to the exemption for registration under the United States Securities Act of 1933, as amended (the "Securities Act"), provided by Regulation D promulgated thereunder.

2. The Holder represents and warrants that all offers and sales of the Common Stock issued to the Holder upon such conversion of the Preferred Stock shall be made (a) pursuant to an effective registration statement under the Securities Act, (in which case the Holder represents that a prospectus has been delivered) (b) in compliance with Rule 144, or (c) pursuant to some other exemption from registration.

Number of Shares of Preferred Stock being Converted: ___________

Applicable Conversion Rate: ______________________________

Number of Shares of Common Stock To be issued: ______________

Conversion Date: ____________________ ________________

Delivery instructions for certificates of Common Stock and for new certificates representing any remaining shares of Preferred Stock:

________________________ ___________________________

____

____

____

____
Name of Holder - Printed

____
Signature of Holder

EXHIBIT A

EXAMPLE -- Assume that six months after the Effective Date, the Company issued 1000 Shares of Series D Convertible Preferred Stock at a price of $0.80 per share, each share convertible into one share of Common Stock. Assume further that the then existing Conversion Rate is 1.

Formula for New Conversion Rate:

$$X = Y - 1 + \left(\frac{0.959241}{Z}\right)$$

$$X = 1 - 1 + \left(\frac{0.959241}{0.80}\right)$$

$$X = 0 + 1.1990512$$

$$X = 1.1990512$$

where Y is the then applicable Conversion Rate and Z is the Subsequent Sale Price.

EXHIBIT B

EXAMPLE - Assume that all 5,316,704 shares of Series C Preferred have been issued. Assume further that eighteen months after the Effective Date, the Company issued 1,000,000 Shares of Series D Convertible Preferred Stock at a price of $0.50 per share, each share convertible into one share of Common Stock. Assume further that twenty-four (24) months after the Effective Date, the Company issued 1,000,000 Shares of Series D Convertible Preferred Stock at a price of $1.00 per share, each share convertible into one share of Common Stock. Assume further that the then existing Conversion Rate is 1.

Formula for New Conversion Rate:

$$X = Y - 1 + \left(\frac{0.959241}{Z} \right)$$

$$X = 1 - 1 + (0.959241) / \frac{5,100,000 + 500,000 + 1,000,000}{5,316,704 + 1,000,000 + 1,000,000}$$

$$X = 0 + (0.959241) / \frac{6,600,000}{7,316,704}$$

$$X = 0 + \left(\frac{0.959241}{0.9020455} \right)$$

$$X = 1.0634064$$

where Y is the then applicable Conversion Rate and Z is the Average Subsequent Sale Price

EXHIBIT C

EXAMPLE - Assume the 2050 Shares of Series B Preferred are converted into 3,000,000 shares of Common Stock rather than 1,227,450 shares of Common Stock prior to the date the Series C Preferred are converted into shares of Common Stock.

Formula for New Conversion Rate:

$$0.1507 = \frac{5{,}316{,}704 + X}{35{,}277{,}654 + (Z - 1{,}227{,}450)}$$

$$0.1507 = \frac{5{,}316{,}704 + X}{35{,}277{,}654 + 1{,}772{,}550}$$

$$0.1507 - \frac{5{,}316{,}704 + X}{37{,}050{,}204}$$

$$\frac{37{,}050{,}204\,(0.1507)}{1} - \frac{37{,}050{,}204}{1}\left(\frac{5{,}316{,}704 + X}{(37{,}050{,}204)}\right)$$

$$5{,}583{,}466 = 5{,}316{,}704 + X$$

$$X = 266{,}762$$

The new conversion rate is calculated as $1 + \frac{266{,}762}{5{,}316{,}704} = 1.0501743$

PROOF:

$$X = \frac{5{,}316{,}704 + 266{,}762}{35{,}277{,}654 + (3{,}000{,}000 - 1{,}227{,}450)}$$

$$X = \frac{5{,}583{,}466}{37{,}050{,}204}$$

$$X - 0.1507 \text{ or } \underline{15.07\%}$$

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

THE BLUEBOOK INTERNATIONAL HOLDING COMPANY

The Bluebook International Holding Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), certifies that:

A. The name of the Corporation is The Bluebook International Holding Company. The Corporation was originally incorporated under the name "Gama Computer Corporation". The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 18, 1997, as amended.

B. This Certificate of Amendment of Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, and amends Article IV of the Corporation's Certificate of Incorporation.

C. Article IV of the Certificate of Incorporation is hereby deleted and replaced with the following text:

> The authorized capital stock of the Corporation shall consist of 50,000,000 shares of common stock, $0.0001 par value, and 10,000,000 shares of preferred stock, $0.0001 par value.

IN WITNESS WHEREOF, The Bluebook International Holding Company has caused this Certificate of Amendment of Certificate of Incorporation to be signed by Mark A. Josipovich, a duly authorized officer of the Corporation, on December 13, 2002.

THE BLUEBOOK INTERNATIONAL HOLDING COMPANY

Mark A. Josipovich
President and Chief Executive Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/16/2002
020773802 – 2835321

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/18/2002
020780222 – 2835321

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF DESIGNATION OF

THE BLUEBOOK INTERNATIONAL HOLDING COMPANY

(Series C Convertible Preferred Stock)

The Bluebook International Holding Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), certifies that:

A. The name of the Corporation is The Bluebook International Holding Company. The Corporation was originally incorporated under the name "Gama Computer Corporation". The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 18, 1997, as amended. The Corporation's original Certificate of Designation (Series C Convertible Preferred Stock) was filed with the Secretary of State of the State of Delaware on August 19, 2002.

B. This Certificate of Amendment of Certificate of Designation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, and amends Article 1 of the Corporation's Certificate of Designation.

C. Article 1 of the Certificate of Designation is hereby deleted and replaced with the following text:

> "There is hereby created a series of preferred stock consisting of 5,316,704 shares and designated as the Series C Convertible Preferred Stock (the "Preferred Stock"), having the voting powers, preferences, relative, participating, limitations, qualifications, option and other special rights and the qualifications, limitations and restrictions thereof that are set forth below."

IN WITNESS WHEREOF, The Bluebook International Holding Company has caused this Certificate of Amendment of Certificate of Designation to be signed by Mark A. Josipovich, a duly authorized officer of the Corporation, on December 18, 2002.

THE BLUEBOOK INTERNATIONAL
HOLDING COMPANY

Mark A. Josipovich
President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:18 AM 11/17/2004
FILED 08:09 AM 11/17/2004
SRV 040827794 - 2835321 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF THE BLUEBOOK INTERNATIONAL HOLDING COMPANY

The Bluebook International Holding Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), certifies that:

A. The name of the Corporation is The Bluebook International Holding Company. The Corporation was originally incorporated under the name "Gama Computer Corporation". The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 18, 1997, as amended.

B. This Certificate of Amendment of Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, and amends Article IV of the Corporation's Certificate of Incorporation

C. Article IV of the Certificate of Incorporation of the Company is hereby deleted and replaced with the following:

> "The authorized capital stock of the Corporation shall consist of 150,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.0001 par value.
>
> On the effective date of this amendment each twenty (20) issued and outstanding shares of this Corporation's Common Stock shall automatically convert into one share of this Corporation's Common Stock. Notwithstanding the above, no fractional shares will be issued. Any shareholder of this Corporation who on the effective date of this amendment owns less than twenty (20) shares, and who would therefore otherwise receive less than one share of this Corporation's Common Stock shall be entitled to receive $0.0001 for each one share of this Corporation's Common Stock owned by such shareholder immediately prior to the effective date of this amendment, provided such shareholder sends a written request for payment to this Corporation. Any fractional share which as a result of the foregoing would otherwise be issued to a shareholder of this Corporation shall be rounded down to the nearest whole share."

IN WITNESS WHEREOF, The Bluebook International Holding Company has caused this Certificate of Amendment of Certificate of Incorporation to be signed by Mark A. Josipovich, a duly authorized officer of the Corporation, on November 17, 2004.

THE BLUEBOOK INTERNATIONAL HOLDING COMPANY

/s/ Mark A. Josipovich
Mark A. Josipovich
President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:18 AM 11/17/2004
FILED 08:18 AM 11/17/2004
SRV 040827798 - 2835321 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF DESIGNATION OF THE BLUEBOOK INTERNATIONAL HOLDING COMPANY

(Series B Convertible Preferred Stock)

The Bluebook International Holding Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), certifies that:

A. The name of the Corporation is The Bluebook International Holding Company. The Corporation was originally incorporated under the name "Gama Computer Corporation". The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 18, 1997, as amended. The Corporation's original Certificate of Designation (Series B Convertible Preferred Stock) was filed with the Secretary of State of the State of Delaware on November 14, 2001.

B. This Certificate of Amendment of Certificate of Designation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, and amends Article 3 of the Corporation's Certificate of Designation.

C. Paragraph (k) of Article 3 of the Certificate of Designation is hereby deleted and replaced with the following:

> "(k) Limitation on Conversion. Notwithstanding anything to the contrary set forth herein, the Company is prohibited from converting any portion of the Preferred Stock in excess of the portion of the Preferred Stock collectively that, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Purchaser and its affiliates to exceed 4.9% of the outstanding shares of the Common Stock following such conversion, unless such Purchaser already beneficially owns Common Stock that exceeds 4.9% of the outstanding shares of the Common Stock without giving effect to the Conversion."

IN WITNESS WHEREOF, The Bluebook International Holding Company has caused this Certificate of Amendment of Certificate of Designation to be signed by Mark A. Josipovich, a duly authorized officer of the Corporation, on November 17, 2004.

THE BLUEBOOK INTERNATIONAL HOLDING COMPANY

/s/ Mark A. Josipovich
Mark A. Josipovich
President and Chief Executive Officer